Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services Second-Quarter Net Income Surges 44% in 2010

FORT WORTH, TEXAS (August 9, 2010) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income for the 2010 second quarter of $10.1 million, a 44% increase from the comparable prior year’s net income of $7.0 million.  Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, increased to $18.8 million in the 2010 quarter, up 20% from the comparable prior-year period.

The company’s total gathered volumes for the 2010 second quarter averaged 325.4 million cubic feet (MMcf) per day, an increase of 33% from the comparable prior-year period.  Continued development of the Alliance and Lake Arlington properties by Quicksilver Resources Inc. (NYSE: KWK) is expected to result in total average gathered volumes for Quicksilver Gas Services in the range of approximately 330 MMcf to 340 MMcf per day for all of 2010.  The company purchased the Alliance midstream assets from Quicksilver Resources in January and has reflected their results in the 2009 financial information by virtue of Quicksilver’s ownership position with us.

“The value of our recent acquisition of the Alliance midstream system was evident during the quarter as gathered volumes increased as anticipated,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “More importantly, we efficiently integrated this acquisition into our gathering network which helped to reduce our costs per gathered unit by more than 25% from the first quarter of 2010.  We believe that the opportunity for continued, diversified growth will be further enhanced following completion of the sale of the general partner to Crestwood Midstream Partners later this year.”

For the second quarter of 2010, the company incurred approximately $13.5 million of capital costs, including $1.7 million of maintenance capital.  Expenditures during the quarter included the connection of approximately 2.2 miles of gathering lines and 28 new wells to the gathering system.

At June 30, 2010, the company had approximately $227 million drawn on its $320 million credit facility.

On July 22, the company announced that Quicksilver Resources, the owner of 100% of our general partner, Quicksilver Gas Services GP, had entered into a definitive agreement to sell all of its interests in Quicksilver Gas Services to Crestwood Midstream Partners II, LLC, a portfolio company of First Reserve Corporation.  At closing, which is not subject to financing contingencies and is expected to occur in October 2010, subject to customary closing conditions, Quicksilver Resources will convey all of its ownership of us to Crestwood.  The transaction has no direct impact to our historical financial statements.

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Also on July 22, 2010, the company announced that our board of directors declared a cash distribution for the 2010 second quarter of $.42 per common unit, an increase of 7.7% from the previous quarterly rate.  For the three months ended June 30, 2010, distributable cash flow, a non-GAAP financial measure, totaled $15.4 million, a 28% increase from the prior-year quarter, and resulted in a distribution coverage rate of more than 1.2 times for the 2010 second quarter.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the second-quarter 2010 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 44423585, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at
1-800-642-1687 using the conference ID number 44423585.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on page 7 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production

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from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor Contact
Rick Buterbaugh
817-665-4835

KGS 10-09

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Gathering revenue - Quicksilver	$18,405	$13,731	$34,794	$27,259
Gathering revenue	1,340	389	2,455	1,160
Processing revenue - Quicksilver	6,774	8,684	13,253	17,386
Processing revenue	675	311	1,431	1,049
Other revenue - Quicksilver	-	225	-	450
Total revenue	27,194	23,340	51,933	47,304

Expenses
Operations and maintenance	6,588	5,950	14,601	11,171
General and administrative	1,833	1,744	4,274	3,736
Depreciation and accretion	5,642	5,321	11,007	9,845
Total expenses	14,063	13,015	29,882	24,752

Operating income	13,131	10,325	22,051	22,552

Other income	-	1	-	1
Interest expense	2,945	2,243	5,623	4,478

Income from continuing operations before income taxes	10,186	8,083	16,428	18,075

Income tax provision	73	248	126	211

Net income from continuing operations	10,113	7,835	16,302	17,864

Loss from discontinued operations	-	(819)	-	(1,454)

Net income	$10,113	$7,016	$16,302	$16,410

General partner interest in net income	$677	$225	$778	$497
Common and subordinated unitholders’ interest in net income	$9,436	$6,791	$15,524	$15,913

Basic earnings (loss) per limited partner unit:
From continuing operations per common and subordinated unit	$0.33	$0.32	$0.54	$0.73
From discontinued operations per common and subordinated unit	$-	$(0.03)	$-	$(0.06)
Net earnings per common and subordinated unit	$0.33	$0.29	$0.54	$0.67

Diluted earnings (loss) per limited partner unit:
From continuing operations per common and subordinated unit	$0.31	$0.29	$0.52	$0.65
From discontinued operations per common and subordinated unit	$-	$(0.03)	$-	$(0.05)
Net earnings per common and subordinated unit	$0.31	$0.26	$0.52	$0.60

Weighted average number of common and subordinated units outstanding:

Basic	28,502	23,827	28,502	23,827
Diluted	31,958	28,395	31,952	28,488
Distributions per unit	$0.42	$0.37	$0.81	$0.74

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	June 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$556	$746
Accounts receivable	1,201	1,342
Accounts receivable from Quicksilver	2,038	-
Prepaid expenses and other	1,140	180
Total current assets	4,935	2,268

Property, plant and equipment, net	508,850	482,497
Other assets	2,417	2,859
Total assets	$516,202	$487,624

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$3,025	$2,475
Accounts payable to Quicksilver	-	1,727
Accrued additions to property, plant and equipment	7,396	8,015
Accounts payable and other	5,755	2,240
Total current liabilities	16,176	14,457

Long-term debt	226,800	125,400
Note payable to Quicksilver	53,927	53,243
Asset retirement obligations	9,425	8,919
Deferred income taxes	895	768

Partners' capital
Common unitholders (16,988,429 and 16,313,451 units issued and outstanding at June 30, 2010 and December 31, 2009, respectively)	208,209	281,239
Subordinated unitholders (11,513,625 units issued and outstanding at June 30, 2010 and December 31, 2009)	331	3,040
General partner	439	558
Total partners' capital	208,979	284,837
	$516,202	$487,624

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Six Months Ended June 30,
	2010	2009
Operating activities:
Net income	$16,302	$16,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,765	11,030
Accretion of asset retirement obligations	242	178
Deferred income taxes	126	211
Equity-based compensation	1,334	870
Non-cash interest expense	2,709	3,252
Changes in assets and liabilities:
Accounts receivable	141	1,499
Prepaid expenses and other	(1,011)	32
Accounts receivable and payable with Quicksilver	(6,323)	(2,284)
Accounts payable and other	2,464	2,051
Net cash provided by operating activities	26,749	33,249

Investing activities:
Capital expenditures	(34,845)	(35,780)
Distribution to Quicksilver	(80,276)	-
Net cash used in investing activities	(115,121)	(35,780)

Financing activities:

Proceeds from revolving credit facility borrowings	124,500	31,500
Repayments of credit facility	(23,100)	(10,500)
Proceeds from issuance of equity	11,088	-
Issuance costs of equity units paid	(34)	-
Contributions by Quicksilver	-	37
Distributions to unitholders	(23,128)	(18,165)
Taxes paid for equity-based compensation vesting	(1,144)	(63)
Net cash provided by financing activities	88,182	2,809

Net cash increase (decrease)	(190)	278

Cash at beginning of period	746	303
Cash at end of period	$556	$581

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Volume Data:
Volumes gathered (MMcf)	29,609	22,232	55,406	47,202
Volumes processed (MMcf)	11,494	14,108	22,738	28,760

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
TO NET INCOME
In thousands  - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income from continuing operations	$10,113	$7,835	$16,302	$17,864
Depreciation and accretion expense	5,642	5,321	11,007	9,845
Income tax provision	73	248	126	211
Non-cash interest expense, net of capitalized interest cost paid	1,245	1,124	2,709	1,734
Maintenance capital expenditures	(1,650)	(2,500)	(3,300)	(5,000)
Distributable cash flow	$15,423	$12,028	$26,844	$24,654

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF ADJUSTED GROSS MARGIN
AND EBITDA TO NET INCOME
In thousands - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Total revenues	$27,194	$23,340	$51,933	$47,304
Operations and maintenance expense	6,588	5,950	14,601	11,171
General and administrative expense	1,833	1,744	4,274	3,736
Adjusted gross margin	18,773	15,646	33,058	32,397
Other income	-	1	-	1
EBITDA	18,773	15,647	33,058	32,398
Depreciation and accretion expense	5,642	5,321	11,007	9,845
Interest expense	2,945	2,243	5,623	4,478
Income tax provision	73	248	126	211
Net income from continuing operations	$10,113	$7,835	$16,302	$17,864

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